Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,103,070)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,172,740)
Dividend Income	56,103
Interest Income	217,807
ETF Transaction Fees	700
Total Income (Loss)	$(7,001,200)

Expenses
General Partner Management Fees	$37,526
Professional Fees	4,246
Brokerage Commissions	714
Directors' Fees and insurance	3,636
License fees	938
Total Expenses	$47,060
Net Income (Loss)	$(7,048,260)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/23	$75,396,909
Additions (100,000 Shares)	3,279,823
Net Income (Loss)	(7,048,260)

Net Asset Value End of Month	$71,628,472
Net Asset Value Per Share (2,300,000 Shares)	$31.14

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596